                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-A/A No. 1


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              IBS Interactive, Inc.

             (Exact name of Registrant as specified in its charter)



                     Delaware                                                           13-3817344

     (State of Incorporation or Organization)                              (I.R.S. Employer Identification No.)



           2 Ridgedale Avenue, Suite 350
             Cedar Knolls, New Jersey                                                      07927

     (Address of Principal Executive Offices)                                           (Zip Code)



         If this Form relates to the registration                      If this Form relates to registration of a class of debt
         of a class of debt securities and is                          securities and is to become effective simultaneously
         effective upon filing pursuant to                             with the effectiveness of a concurrent registration
         General Instruction A(c)(1) please                            statement under the Securities Act of 1933 pursuant
         check the following box. |_|                                  to General Instruction A(c)(2) please check the
                                                                       following box. |_|

                   Securities Act registration statement file number to which this form relates: 333-47741



                               Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class                                           Name of Each Exchange on Which
                to be so Registered                                           Each Class is to be Registered
                -------------------                                           ------------------------------

       Common Stock, par value $0.01 per share                                The Boston Stock Exchange, Inc.
       ---------------------------------------                                -------------------------------



                           Securities to be registered pursuant to Section 12(g) of the Act:


                                       Common Stock, par value $0.01 per share
                                       ---------------------------------------
                                                   (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The securities to be registered hereunder are common stock, par value $0.01 per share (the "Common Stock") of IBS Interactive, Inc. (the "Registrant"). A description of the Common Stock is set forth under the caption "Description of Securities" contained in the prospectus forming a part of the Registrant's Registration Statement on Form SB-2, as amended (the "Registration Statement") (File No. 333-47741) initially filed with the Securities and Exchange Commission on March 11, 1998. Such description, and as it may be subsequently amended, is incorporated herein by reference.

Item 2.  Exhibits.
         --------

     The following exhibits are filed as  a part of this Registration Statement:


         Exhibit
           No.      Description
         ------     -----------


           1. Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

           2. Restated By-Laws of the Registrant, as amended, incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

           3. Specimen form of the certificate evidencing shares of the Registrant's Common Stock, incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              IBS INTERACTIVE, INC.



Date: April 30, 1998         By: /s/ Nicholas R. Loglisci, Jr.
                                 Nicholas R. Loglisci, Jr.
                                 President and
                                 Chief Operating Officer

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                                INDEX TO EXHIBITS


       Exhibit No.                          Description
       -----------                          -----------


        1. Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

        2.        Second  Amended  and  Restated  By-Laws  of  the   Registrant,
                  incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

        3. Specimen form of the certificate evidencing shares of the Registrant's Common Stock, incorporated herein by reference to
                  Exhibit 4.1 to the Registration Statement.



















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